UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
____________________________________________________________
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2020

____________________________________________________________
MATTHEWS INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	0-09115	25-0644320
(State or other jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or organization)	File Number)	Identification No.)

TWO NORTHSHORE CENTER,	PITTSBURGH,	PA	15212‑5851
(Address of principal executive offices)			(Zip Code)

(412)			442-8200
(Registrant's telephone number, including area code)

NOT APPLICABLE
(Former name, former address and former fiscal year, if changed since last report)
_____________________________________________________________________________________________

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $1.00 par value	MATW	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.

On March 27, 2020, Matthews International Corporation (the "Company") entered into a Third Amended and Restated Loan Agreement by and among the Company and a syndicate of financial institutions (the "Third Amended and Restated Loan Agreement"), which amends and restates its domestic loan agreement to provide total borrowing capacity of $785 million.  The Third Amended and Restated Loan Agreement includes a $750 million senior secured revolving credit facility ("Revolving Credit Facility") and a $35 million senior secured amortizing term loan ("Term Loan"). The Term Loan requires scheduled quarterly principal payments through its maturity date on July 1, 2021. The balance of the Revolving Credit Facility is due on its maturity date of March 27, 2025.

Borrowings under both the Revolving Credit Facility and the Term Loan bear interest at LIBOR plus a factor ranging from .75% to 2.00% based on the Company's secured leverage ratio.  The secured leverage ratio is defined as net secured indebtedness divided by EBITDA (earnings before interest, income taxes, depreciation and amortization), as defined within the domestic loan agreement.  The Company is required to pay an annual commitment fee ranging from 0.15% to 0.30% (based on the Company's leverage ratio) of the unused portion of the Revolving Credit Facility.  The Third Amended and Restated Loan Agreement reduces the Revolving Credit Facility size from $900 million as the prior facility was put in place before the Company issued $300 million of senior notes in December 2017.

The Third Amended and Restated Loan Agreement also contains customary affirmative covenants, negative covenants and events of default as more particularly described in the Third Amended and Restated Loan Agreement.

The Company and its affiliates maintain various commercial and service relationships with certain members of the syndicate and their affiliates in the ordinary course of business.  Certain members of the syndicate and the other parties to the Third Amended and Restated Credit Agreement and their respective affiliates have engaged, and may in the future engage, in commercial banking, investment banking, financial advisory or other services with the Company and its affiliates for which they have in the past and/or may in the future receive customary compensation and expense reimbursement.

The description of the Revolving Credit Facility and Term Loan contained herein is qualified in its entirety by reference to the Third Amended and Restated Loan Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See discussion of the Third Amended and Restated Loan Agreement set forth above in Item 1.01, which is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
10.1	Third Amended and Restated Loan Agreement by and among Matthews International Corporation and a Syndicate of Financial Institutions, dated March 27, 2020.
99.1	Press Release, dated March 30, 2020, issued by Matthews International Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTHEWS INTERNATIONAL CORPORATION
(Registrant)

By:	/s/ Steven F. Nicola

Steven F. Nicola
Chief Financial Officer and Secretary

Date: March 30, 2020